CERTIFICATE OF MERGER

SOFTWARE.COM STORAGE, INC.
(a Delaware corporation)

WITH AND INTO

bCANDID CORPORATION
(a Delaware corporation)

Pursuant to the provisions of Sections 251 and 103 of the Delaware General Corporation Law (the "DGCL"), SOFTWARE.COM STORAGE, INC., a Delaware corporation and bCANDID CORPORATION, a Delaware corporation, hereby certify as of June 14, 2000 as follows:

1.

The names of the corporations which are parties to the merger contemplated by this Certificate of Merger (the "Merger") are SOFTWARE.COM STORAGE, INC., a Delaware corporation ("Merger Corp") and bCANDID CORPORATION, a Delaware corporation (the "Company").

2.

A Merger Agreement dated as of April 25, 2000 (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the Company and Merger Corp in accordance with Section 251 of the DGCL.

3.	The Company is the surviving corporation in the Merger.
4.

The Amended and Restated Certificate of Incorporation of the Company, as in effect immediately prior to the effective time of the Merger, shall be the Certificate of Incorporation of the surviving corporation until further amended as provided therein and under Delaware law.

5.	The executed Merger Agreement is on file at the principal place of business of the Company, which is located at 2465 Central Avenue, Suite 210, Boulder, Colorado 80301-5731.
6.	A copy of the Merger Agreement will be provided by the Company, on request and without cost, to any stockholder of Merger Corp or the Company.
7.

The effective date and time of the Merger shall be the date and time of filing of this Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Sections 251 and 103 of the DGCL.

[SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have caused this Certificate of Merger to be executed as of the date first above written.

SOFTWARE.COM STORAGE, INC., a Delaware corporation

By: /S/ JOHN L. MACFARLANE _____________________________ Name: John L. MacFarlane Title: Chief Executive Officer

bCANDID CORPORATION a Delaware corporation

By: /S/ FRANK X. BERGEN _____________________________ Name: Frank X. Bergen Title: President and Chief Executive Officer